                                                Exhibit 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-43303,
333-46243, 333-2672, 333-2674, 333-49781 and  333-52601)  and  on Forms S-8
(Nos. 333-05705 and 333-12551) filed by Home Properties of New York, Inc. of our report dated May 15, 1998, on our audit of The Acquisition Portfolio for the year ended December 31, 1997, which report is included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ Coopers & Lybrand L.L.P.
                                         COOPERS & LYBRAND L.L.P.


Rochester, New York
May 22, 1998